SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2011

ELI LILLY AND COMPANY

(Exact name of registrant as specified in its charter)

Indiana	001-06351	35-0470950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lilly Corporate Center Indianapolis, Indiana		46285
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (317) 276-2000

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Director.

On December 11, 2011, the Board of Directors of Eli Lilly and Company elected Katherine Baicker as a new member, effective December 12, 2011. Baicker, 40, is Professor of Health Economics in the Department of Health Policy and Management at the Harvard School of Public Health. She is also a research associate at the National Bureau of Economic Research and an elected member of the Institute of Medicine. As a member of the Lilly board, Baicker will serve on the board’s public policy and compliance committee. She will serve under interim election and will stand for election by Lilly shareholders at the company’s annual meeting in April, 2012.

Prior to her current position at the Harvard School of Public Health, Professor Baicker served as a Senate-confirmed Member of the President’s Council of Economic Advisers from 2005—2007, where she played a leading role in the development of health policy. She currently serves on the Editorial Boards of Health Affairs, the Journal of Health Economics, and the Forum for Health Economics and Policy; as Vice Chair of the Board of Directors of AcademyHealth; on the Congressional Budget Office’s Panel of Health Advisers; and as a Commissioner on the Medicare Payment Advisory Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY (Registrant)

By:	/s/ James B. Lootens
Name:	James B. Lootens
Title:	Secretary and Deputy General Counsel

Dated: December 12, 2011

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